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                    SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                             Form 8-K

                          CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 30, 1997
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                                 WesBanco, Inc.
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               (Exact name of registrant as specified in its charter)


West Virginia                        0-8467                  55-0571723
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(State or other jurisdiction      (Commission             (IRS Employer
of incorporation)                  File Number)            Identification No.)



1 Bank Plaza, Wheeling,  WV                                26003
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (304) 234-9000
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Former name or former address, if changed since last report Not Applicable
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Item 5 - Other Events
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On September 30, 1997 WesBanco, Inc. and Commercial Bancshares, Incorporated
jointly announced that they have entered into a definitive Agreement and Plan of Merger providing for Commerical Bancshares to merge with WesBanco affiliated companies.

Under the terms of the definitive Agreement and Plan of Merger, WesBanco will exchange 2.85 shares of WesBanco common stock for each share of Commercial common stock outstanding in a tax free exchange. The merger, which is based on a fixed exchange ratio, will be accounted for as a pooling of interests. In addition, Commercial has granted to WesBanco an option, exercisable under certain conditions, to purchase up to 19.9% of Commercial's outstanding common shares.

The transaction, which is subject to, among other things, approval by the appropriate regulatory authorities and the stockholders of Commerical and WesBanco, is expected to be completed during the first quarter of 1998.



Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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     (c) Exhibits

        20 - Press release dated September 30, 1997, announcing that WesBanco and Commercial Bancshares have entered into a definitive Agreement and Plan of Merger.



                                    Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WesBanco, Inc.
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                                         (Registrant)



October 3, 1997                          /s/ Edward M. George
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Date                                     Edward M. George
                                         President & Chief Executive Officer